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                                                                     EXHIBIT 3.3

                                AMENDMENT TO THE
                        LIMITED PARTNERSHIP AGREEMENT OF
           HANOVER COMPRESSION LIMITED PARTNERSHIP (THE "PARTNERSHIP")

         This Amendment to the Limited Partnership Agreement of Hanover Compression Limited Partnership (this "PARTNERSHIP AGREEMENT") is made and entered into as of the 30th day of December, 2002, by and between Hanover Compression General Holdings, LLC, a Delaware limited liability company (the "GENERAL PARTNER") and Hanover HL, LLC, a Delaware limited liability company ("HANOVER HL").

         WHEREAS, the Partnership Agreement, dated December 8, 2000 and as amended on December 29, 2000, is by and between the General Partner, as general partner, and Hanover Compression Limited Holdings, LLC, a Delaware limited liability company ("HANOVER LIMITED HOLDINGS").

         WHEREAS, effective as of December 30, 2002, Hanover Limited Holdings merged with and into Hanover Red, LLC, a Delaware limited liability company, which subsequently transferred its interest in Hanover Compression Limited Partnership to Hanover HL.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership amends its Partnership Agreement and Hanover HL acknowledges its obligations hereunder as follows:

         1. The table set forth in Schedule A to the Partnership Agreement is amended to read, in its entirety, as follows:

GENERAL PARTNER                                      PERCENTAGE INTEREST
      Hanover Compression General Holdings, LLC             1%

LIMITED PARTNER

      Hanover HL, LLC                                      99%

         2. Hanover HL agrees to be bound by the terms of the Partnership Agreement.

         3. Hanover HL and the General Partner agree to continue the business of the Partnership without dissolution.

Amend to HCLP LP Agreement

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Dated as of December 30, 2002

                                      HANOVER COMPRESSION GENERAL HOLDINGS, LLC, as General Partner

                                      By: /s/ Charles R. Scott
                                         ---------------------------------------
                                      Name: Charles R. Scott

                                      HANOVER HL, LLC,
                                      as Limited Partner

                                      By: /s/ Charles R. Scott
                                         ---------------------------------------
                                      Name: Charles R. Scott

Amend to HCLP LP Agreement

                                       2